UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 6, 2006

Commission File Number: 01-19203

PLM Equipment Growth Fund V Liquidating Trust
(Exact name of registrant as specified in its charter)

California	94-3104548
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 6, 2006, PLM CAL II LLC (“CAL II”), an entity in which PLM Equipment Growth Fund V Liquidating Trust (“the Liquidating Trust”) owns a 40% interest, received cash proceeds of $3.4 million from Dougherty Air Trustee, LLC (“Dougherty”) for the owner participation interest in a Boeing 737-524 aircraft. Dougherty purchased the owner participation interest subject to debt of $11.6 million.

CAL II distributed approximately $1.3 million of the cash proceeds to the Liquidating Trust.

As previously reported on the Liquidating Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2006, another entity in which the Liquidating Trust owns a 40% interest sold another aircraft to Dougherty. Other than in respect of these purchase agreements, there are no material relationships between Dougherty and CAL II, or any of their affiliates, or any director or officer of the Trustee of the Liquidating Trust, or any associate of such director or officer.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Purchase Agreement (N16648) dated as of December 6, 2006 between PLM CAL II LLC and Dougherty Air Trustee, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth Fund V Liquidating Trust

By: PLM Financial Services, Inc.,
its Trustee

By: s/s Richard K Brock
Richard K Brock
Chief Financial Officer

Date: December 6, 2006

Exhibit Index

Exhibit 10.1 Purchase Agreement (N16648) dated as of December 6, 2006 between PLM CAL II LLC and Dougherty Air Trustee, LLC (filed herewith).